Exhibit 99.2

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1, dated as of June 22, 2007 (this “Amendment”), by and among Rank Group Limited, a New Zealand company, (“Parent”), Packaging Holdings Inc., a Delaware corporation (“Newco”), Blue Ridge Holding Corp., a Delaware corporation (the “Company”), and KPS Special Situations Fund, L.P., a Delaware limited partnership, solely in its capacity as the Stockholder Representative (the “Stockholder Representative”), to the Agreement and Plan of Merger, dated as of June 13, 2007 (as amended by this Amendment, the “Merger Agreement”) by and among Parent, Newco, the Company and the Stockholder Representative.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

In consideration of the premises and the mutual promises herein made, and in consideration of the agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

1.             Amendment to Certain Defined Terms.

The following definitions set forth in Section 9.3 of the Merger Agreement are hereby amended to read in their entirety as follows:

“Company Transaction Expenses” means (i) one-half of all amounts payable to the Escrow Agent and Paying Agent as of the Closing, (ii) all other third party fees and expenses (other than those payable to the Escrow Agent and Paying Agent and other than Company Financing Expenses) incurred by the Company and the Company Subsidiaries in connection with the drafting, negotiation, execution, and delivery of this Agreement and the other Ancillary Agreements and the consummation of the Transactions, (including any amounts payable to any Person engaged by the Company or any Company Subsidiary prior to the Closing in respect of any services rendered following the Closing for the benefit of any Persons who were holders of Company Common Stock, Company Preferred Stock or RSUs prior to the Merger) including the fees and expenses of the Company’s and the Company Subsidiaries’ accountants, lawyers, and other advisors, (iii) any fees and expenses of the Stockholder Representative and any of its Representatives and Affiliates incurred in connection with the Transactions that are payable by the Company and the fees and expenses payable to Duff & Phelps, LLC and to the ESOP Trustee in connection with the transactions contemplated by the Ancillary Agreements that are payable by the Company or any Company Subsidiary, (iv) one-half of all Conveyance Taxes and (v) the aggregate of all Profit Sharing Termination Bonuses payable by the Company to each eligible employee of the Company and the Company Subsidiaries pursuant to the letter agreement dated June 13, 2007 between the Company and the United Steelworkers; provided, however, that in no event shall the Surviving Corporation be liable following the Closing for Company Transaction Expenses in an aggregate amount in excess of the amount of Estimated Company Transaction Expenses except to the extent such amounts are included in the computation of Net Working

Capital or the Final PPA.  For the avoidance of doubt, no change of control payments owed to employees that are triggered as a result of actions taken by Parent or the Surviving Corporation following the Closing (and not solely as a result of the Closing itself) shall be a “Company Transaction Expense”.

“Net Working Capital” means the amount, if any, by which the consolidated current assets of the Company and the Company Subsidiaries exceed the consolidated current liabilities of the Company and the Company Subsidiaries, in each case measured as of immediately following the Effective Time but without giving effect to the Merger, calculated in accordance with the Accounting Standards (including, for the avoidance of doubt, the exclusions from current assets and current liabilities specified in Section 2.6).

2.             Confirmation of Merger Agreement.  Other than as expressly modified pursuant to this Amendment, all provisions of the Merger Agreement remain unmodified and in full force and effect.  The provisions of Article IX of the Merger Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the date first written above.

RANK GROUP LIMITED

By:
	Name:	Gregory Alan Cole
	Title:	Attorney-in-Fact

PACKAGING HOLDINGS INC.

By:
	Name:	Gregory Alan Cole
	Title:	Vice President

AMENDMENT NO. 1 TO MERGER AGREEMENT - SIGNATURE PAGE

BLUE RIDGE HOLDING CORP.

By:
	Name:	Richard A. Lozyniak
	Title:	President

KPS SPECIAL SITUATIONS FUND, L.P., solely in its capacity as the Stockholder Representative

By:	KPS Investors, LLC, its general partner

By:
	Name:	David P. Shapiro
	Title:	Member

AMENDMENT NO. 1 TO MERGER AGREEMENT - SIGNATURE PAGE